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                                                                   Exhibit 23(j)

                  Consent of Person About to Become a Director

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Charles R. Lee, hereby consent to be named as a person about to become a director of Bell Atlantic Corporation in the Registration Statement on Form S-4, dated April 13, 1999.


                                                    /s/ Charles R. Lee
                                                    ---------------------------
                                                    Charles R. Lee
   April 13, 1999